Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2006 Q3		2006 Q2	2006 Q1	2005 Q4	2005 Q3
Earnings (Reported Basis)
Net Interest Income	$1,294.5		$1,197.1	$1,206.9	$1,037.0	$910.2
Non-Interest Income	1,761.4	(3)	1,709.9 (3)	1,858.3	1,665.5 (2)	1,594.6 (1)

Total Revenue(5)	3,055.9		2,907.0	3,065.2 (4)	2,702.5	2,504.8
Provision for Loan Losses	430.6		362.4	170.3 (4)	565.7	374.2 (1)
Marketing Expenses	368.5		356.7	323.8	447.4	343.7
Operating Expenses	1,358.1		1,324.2	1,249.7	1,241.7 (6)	1,021.9

Income Before Taxes	898.7		863.7	1,321.4	447.7	765.0
Tax Rate	34.6	%(7)	36.0%	33.2%	37.3%	35.8%
Net Income	$587.8		$552.6	$883.3	$280.3	$491.1

Common Share Statistics
Basic EPS	$1.95		$1.84	$2.95	$1.01	$1.88
Diluted EPS	$1.89		$1.78	$2.86	$0.97	$1.81
Dividends Per Share	$0.03		$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$54.79		$52.31	$50.06	$46.97	$41.40
Stock Price Per Share (period end)	$78.66		$85.45	$80.52	$86.40	$79.52
Total Market Capitalization (period end)	$23,944.1		$25,968.3	$24,397.6	$25,989.1	$21,200.0
Shares Outstanding (period end)	304.4		303.9	303.0	300.8	266.6
Shares Used to Compute Basic EPS	301.6		300.8	299.3	278.8	260.9
Shares Used to Compute Diluted EPS	310.4		310.0	309.1	287.7	270.7

Reported Balance Sheet Statistics (period avg.)
Average Loans	$62,429		$58,833	$58,142	$48,701	$38,556
Average Earning Assets	$81,297		$79,026	$78,148	$66,624	$53,453
Average Assets	$92,575		$89,644	$88,895	$74,443	$59,204
Average Interest Bearing Deposits	$43,019		$42,797	$43,357	$34,738	$26,618
Average Non-Interest Bearing Deposits	$4,458		$4,412	$4,514	$2,356	$85
Average Equity	$16,310		$15,581	$14,612	$12,528	$10,802
Return on Average Assets (ROA)	2.54%		2.47%	3.97%	1.51%	3.32%
Return on Average Equity (ROE)	14.42%		14.19%	24.18%	8.95%	18.19%

Reported Balance Sheet Statistics (period end)
Loans	$63,612		$60,603	$58,119	$59,848	$38,852
Total Assets	$95,457		$89,530	$89,273	$88,701	$60,425
Loan growth	$3,009		$2,484	$(1,729)	$20,996	$241
% Loan Growth Y Over Y	64%		57%	53%	57%	10%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	33%		(3)%	66%	56%	17%
Non Interest Income Growth (annualized)	12%		(32)%	46%	18%	3%
Revenue Growth (annualized)	20%		(21)%	54%	32%	8%
Net Interest Margin	6.37%		6.06%	6.18%	6.23%	6.81%
Revenue Margin	15.04%		14.71%	15.69%	16.23%	18.74%
Risk Adjusted Margin (8)	13.22%		13.22%	14.15%	13.52%	16.18%
Operating Expense as a % of Revenues	44.44%		45.55%	40.77%	45.95%	40.80%
Operating Expense as a % of Avg Loans (annualized)	8.70%		9.00%	8.60%	10.20%	10.60%

Asset Quality Statistics (Reported)
Allowance	$1,840		$1,765	$1,675	$1,790	$1,447 (1)
30+ Day Delinquencies	$2,060		$1,772	$1,559	$1,879	$1,497
Net Charge-Offs	$369		$296	$301	$451	$342
Allowance as a % of Reported Loans	2.89%		2.91%	2.88%	2.99%	3.72%
Delinquency Rate (30+ days)	3.24%		2.92%	2.68%	3.14%	3.85%
Net Charge-Off Rate	2.36%		2.01%	2.07%	3.70%	3.55%
(1)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(2)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(3)	Includes a $20.5 million gain in Q2 2006 as a result of the MasterCard, Inc. initial public offering and losses of $20.8 million in Q2 2006 and $9.4 million in Q3 2006 related to the derivative entered into in April 2006 to mitigate certain exposures we face as a result of our expected acquisition of North Fork.
(4)	Includes the impact of the sale of charged-off loans resulting in a $76.8 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $7.0 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company and not securitized.
(5)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2006 - $226.3, Q2 2006 - $215.0, Q1 2006 - $170.9, Q4 2005 - $227.9 and Q3 2005 - $255.6.
(6)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(7)	Includes resolution of IRS tax issues resulting in $18.7 million reduction of tax expense.
(8)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS (1)

(in millions)	2006 Q3		2006 Q2	2006 Q1	2005 Q4	2005 Q3
Earnings (Managed Basis)
Net Interest Income	$2,217.8		$2,140.8	$2,235.0	$2,075.2	$1,931.2
Non-Interest Income	1,275.4	(4)	1,199.4 (4)	1,222.2	1,243.4 (3)	1,099.8 (2)

Total Revenue(6)	3,493.2		3,340.2	3,457.2 (5)	3,318.6	3,031.0
Provision for Loan Losses	867.9		795.6	562.3 (5)	1,181.8	900.4 (2)
Marketing Expenses	368.5		356.7	323.8	447.4	343.7
Operating Expenses	1,358.1		1,324.2	1,249.7	1,241.7 (7)	1,021.9

Income Before Taxes	898.7		863.7	1,321.4	447.7	765.0
Tax Rate	34.6	%(8)	36.0%	33.2%	37.3%	35.8%
Net Income	$587.8		$552.6	$883.3	$280.3	$491.1

Managed Balance Sheet Statistics (period avg.)
Average Loans	$110,512		$106,090	$104,610	$94,241	$83,828
Average Earning Assets	$127,601		$124,067	$122,403	$110,096	$96,696
Average Assets	$140,114		$136,351	$134,797	$119,406	$103,913
Return on Average Assets (ROA)	1.68%		1.62%	2.62%	0.94%	1.89%

Managed Balance Sheet Statistics (period end)
Loans	$112,239		$108,433	$103,907	$105,527	$84,768
Total Assets	$143,527		$136,819	$134,530	$133,786	$105,743
Loan Growth	$3,806		$4,526	$(1,620)	$20,759	$1,817
% Loan Growth Y over Y	32%		31%	27%	32%	12%
Tangible Assets (9)	$139,223		$132,527	$130,211	$129,484	$105,007
Tangible Capital (10)	$13,514		$12,094	$11,016	$9,994	$10,400
Tangible Capital to Tangible Assets Ratio	9.71%		9.13%	8.46%	7.72%	9.90%
% Off-Balance Sheet Securitizations	43%		44%	44%	43%	54%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	14%		(17)%	31%	30%	22%
Non Interest Income Growth (annualized)	25%		(7)%	(7)%	52%	(16)%
Revenue Growth (annualized)	18%		(14)%	17%	38%	8%
Net Interest Margin	6.95%		6.90%	7.30%	7.54%	7.99%
Revenue Margin	10.95%		10.77%	11.30%	12.06%	12.54%
Risk Adjusted Margin (11)	8.42%		8.42%	9.03%	8.18%	8.95%
Operating Expense as a % of Revenues	38.88%		39.64%	36.15%	37.42%	33.71%
Operating Expense as a % of Avg Loans (annualized)	4.92%		4.99%	4.78%	5.27%	4.88%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,693		$3,306	$3,039	$3,424	$3,164
Net Charge-Offs	$806		$729	$693	$1,067	$868
Delinquency Rate (30+ days)	3.29%		3.05%	2.92%	3.24%	3.73%
Net Charge-Off Rate	2.92%		2.75%	2.65%	4.53%	4.14%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(3)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(4)	Includes a $20.5 million gain in Q2 2006 as a result of the MasterCard, Inc. initial public offering and losses of $20.8 million in Q2 2006 and $9.4 million in Q3 2006 related to the derivative entered into in April 2006 to mitigate certain exposures we face as a result of our expected acquisition of North Fork.
(5)	Includes the impact of the sale of charged-off loans resulting in a $66.4 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $17.4 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company.
(6)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2006 - $226.3, Q2 2006 - $215.0, Q1 2006 - $170.9, Q4 2005 - $227.9 and Q3 2005 - $255.6.
(7)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(8)	Includes resolution of IRS tax issues resulting in $18.7 million reduction of tax expense.
(9)	Includes managed assets less intangible assets.
(10)	Includes stockholders’ equity and preferred interests less intangible assets. Tangible Capital on a reported and managed basis is the same.
(11)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1)

(in thousands)	2006 Q3	2006 Q2	2006 Q1	2005 Q4	2005 Q3
Segment Statistics
US Card:
Interest Income	$1,734,459	$1,628,144	$1,714,559	$1,665,450	$1,659,178
Interest Expense	554,708	507,722	493,458	481,656	451,346

Net interest income	$1,179,751	$1,120,422	$1,221,101	$1,183,794	$1,207,832
Non-interest income	881,304	803,083	775,413	844,286	851,036
Provision for loan losses	451,782	413,701	224,438	767,103	483,759
Non-interest expenses	899,062	860,874	844,729	892,521	833,925
Income tax provision (benefit)	248,574	227,125	324,573	131,415	259,414

Net income (loss)	$461,637	$421,805	$602,774	$237,041	$481,770

Loans receivable	$51,127,654	$48,736,483	$47,142,650	$49,463,522	$46,291,468
Average loans	$50,131,562	$47,856,045	$48,217,926	$46,857,527	$46,405,569
Loan Yield	13.84%	13.61%	14.22%	14.22%	14.30%
Net charge-off rate	3.39%	3.29%	2.93%	5.70%	4.69%
Delinquency Rate (30+ days)	3.53%	3.30%	3.31%	3.44%	3.86%
Purchase Volume (2)	$21,450,024	$20,878,732	$18,015,669	$21,209,357	$18,932,798
Number of Accounts (000s)	37,483	37,199	37,258	37,645	37,863

Auto Finance:
Interest Income	$591,711	$563,734	$536,657	$465,124	$436,058
Interest Expense	227,053	207,497	187,827	151,100	135,956

Net interest income	$364,658	$356,237	$348,830	$314,024	$300,102
Non-interest income	4,846	13,839	391	(1,358)	3,005
Provision for loan losses	161,145	74,714	107,805	161,651	185,219
Non-interest expenses	154,014	149,115	134,655	138,412	129,719
Income tax provision (benefit)	19,021	51,186	37,366	4,512	(4,141)

Net income (loss)	$35,324	$95,061	$69,395	$8,091	$(7,690)

Loans receivable	$21,158,797	$20,558,455	$19,848,190	$16,372,019	$15,730,713
Average loans	$20,812,533	$20,187,631	$19,440,128	$16,095,793	$15,104,464
Loan Yield	11.37%	11.17%	11.04%	11.56%	11.55%
Net charge-off rate	2.34%	1.54%	2.35%	3.32%	2.54%
Delinquency Rate (30+ days)	5.18%	4.55%	3.57%	5.71%	4.65%
Auto Loan Originations (3)	$3,158,481	$3,107,409	$2,940,540	$2,563,372	$3,217,209
Number of Accounts (000s)	1,558	1,525	1,480	1,438	1,187

Global Financial Services:
Interest Income	$768,262	$725,256	$692,246	$681,624	$661,420
Interest Expense	307,518	279,804	253,997	249,289	237,791

Net interest income	$460,744	$445,452	$438,249	$432,335	$423,629
Non-interest income	311,439	297,080	283,352	250,349	273,067
Provision for loan losses	249,448	296,614	217,365	263,664	217,032
Non-interest expenses	358,806	365,149	330,172	410,670	356,254
Income tax provision (benefit)	56,771	29,614	60,520	1,299	41,521

Net income (loss)	$107,158	$51,155	$113,544	$7,051	$81,889

Loans receivable	$26,623,519	$25,935,716	$23,732,515	$23,386,490	$22,770,803
Average loans	$26,364,992	$24,910,879	$23,668,326	$23,129,203	$22,373,995
Loan Yield	11.58%	11.58%	11.64%	11.74%	11.78%
Net charge-off rate	3.70%	3.90%	3.63%	4.33%	4.09%
Delinquency Rate (30+ days)	2.86%	2.82%	2.90%	2.83%	2.93%
Number of Accounts (000s)	10,135	10,130	10,013	9,928	9,774

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(3)	Includes all organic auto loan originations and excludes auto loans added through acquisitions.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1) CONTINUED

(in thousands)	2006 Q3	2006 Q2	2006 Q1	2005 Q4	2005 Q3
Segment Statistics
Banking:
Interest Income	$719,207	$682,679	$650,985
Interest Expense	461,009	433,451	406,061

Net interest income	$258,198	$249,228	$244,924
Non-interest income	115,526	114,039	104,485
Provision for loan losses	5,495	6,632	9,821
Non-interest expenses	297,080	289,996	272,987
Income tax provision (benefit)	24,902	23,324	23,310

Net income (loss)	$46,247	$43,315	$43,291

Loans receivable	$13,326,088	$13,189,112	$13,169,792
Average loans	$13,171,414	$13,115,534	$13,283,515
Loan Yield	8.02%	7.63%	7.38%
Net charge-off rate	0.48%	0.45%	0.38%
Delinquency Rate (30+ days)	0.36%	0.38%	0.75%
Core Deposits(2)	27,547,964	27,857,265	27,996,290
Total Deposits	35,714,468	35,281,970	35,396,221
Number of Active ATMs	623	586	542
Number of locations(3)	342	325	317

Other:
Net interest income	$(45,529)	$(30,510)	$(18,134)	$145,043	$(368)
Non-interest income	(37,706)	(28,709)	58,553	150,153	(27,301)
Provision for loan losses	27	3,950	2,877	(10,631)	14,324
Non-interest expenses	17,667	15,763	(9,064)	247,583	45,740
Income tax provision (benefit)	(38,402)	(20,183)	(7,729)	30,109	(22,913)

Net income (loss)	$(62,527)	$(58,749)	$54,335	$28,135	$(64,820)

Loans receivable	$2,488	$13,673	$13,629	$16,305,460	$(25,301)

Total:
Interest Income	$3,595,874	$3,414,411	$3,436,829	$3,175,960	$2,907,775
Interest Expense	1,378,052	1,273,582	1,201,859	1,100,764	976,580

Net interest income	$2,217,822	$2,140,829	$2,234,970	$2,075,196	$1,931,195
Non-interest income	1,275,409	1,199,332	1,222,194	1,243,430	1,099,807
Provision for loan losses	867,897	795,611	562,306	1,181,787	900,334
Non-interest expenses	1,726,629	1,680,897	1,573,479	1,689,186	1,365,638
Income tax provision (benefit)	310,866	311,066	438,040	167,335	273,881

Net income (loss)	$587,839	$552,587	$883,339	$280,318	$491,149

Loans receivable	$112,238,546	$108,433,439	$103,906,776	$105,527,491	$84,767,683

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Q3: Number of locations includes 329 branches and 13 other customer centers and excludes 7 branches that remain closed due to hurricane damage. Q2: Number of locations includes 312 branches and 13 other customer centers and excludes 16 branches that remain closed due to hurricane damage. Q1: Number of locations includes 303 branches and 14 other customer centers and excludes 18 branches that remain closed due to hurricane damage.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2006

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,294,515	$923,307	$2,217,822
Non-interest income	$1,761,385	$(485,976)	$1,275,409
Total revenue	$3,055,900	$437,331	$3,493,231
Provision for loan losses	$430,566	$437,331	$867,897
Net charge-offs	$368,656	$437,331	$805,987

Balance Sheet Measures
Loans	$63,612,169	$48,626,377	$112,238,546
Total assets	$95,457,365	$48,069,798	$143,527,163
Average loans	$62,428,789	$48,083,477	$110,512,266
Average earning assets	$81,297,372	$46,304,077	$127,601,449
Average total assets	$92,575,211	$47,538,556	$140,113,767
Delinquencies	$2,059,777	$1,633,477	$3,693,254

(1)	Income statement adjustments reclassify the net of finance charges of $1,357.3 million, past-due fees of $229.0 million, other interest income of $(55.5) million and interest expense of $607.5 million; and net charge-offs of $437.3 million from Non-interest income to Net interest income and Provision for loan losses, respectively.
(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of September 30 2006	As of June 30 2006	As of September 30 2005
Assets:
Cash and due from banks	$1,461,132	$1,388,384	$812,330
Federal funds sold and resale agreements	3,340,809	339,613	2,409,392
Interest-bearing deposits at other banks	1,348,327	870,049	1,380,880

Cash and cash equivalents	6,150,268	2,598,046	4,602,602
Securities available for sale	13,960,709	15,292,446	9,436,667
Loans	63,612,169	60,602,803	38,851,763
Less: Allowance for loan losses	(1,840,000)	(1,765,000)	(1,447,000)

Net loans	61,772,169	58,837,803	37,404,763
Accounts receivable from securitizations	5,617,113	4,818,512	6,126,282
Premises and equipment, net	1,532,006	1,467,922	768,198
Interest receivable	529,104	526,267	367,757
Goodwill	3,964,177	3,933,621	736,058
Other	1,931,819	2,055,569	982,190

Total assets	$95,457,365	$89,530,186	$60,424,517

Liabilities:
Non-interest-bearing deposits	$4,695,792	$4,487,837	$91,684
Interest-bearing deposits	43,467,977	42,698,976	26,772,538
Senior and subordinated notes	8,701,794	5,490,690	6,651,891
Other borrowings	17,619,817	16,836,398	11,613,179
Interest payable	387,000	349,091	350,842
Other	3,908,008	3,770,131	3,907,156

Total liabilities	78,780,388	73,633,123	49,387,290

Stockholders’ Equity:
Common stock	3,065	3,060	2,682
Paid-in capital, net	7,237,785	7,151,376	3,979,525
Retained earnings and cumulative other comprehensive income	9,551,504	8,857,963	7,124,900
Less: Treasury stock, at cost	(115,377)	(115,336)	(69,880)

Total stockholders’ equity	16,676,977	15,897,063	11,037,227

Total liabilities and stockholders’ equity	$95,457,365	$89,530,186	$60,424,517

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2006	June 30 2006	September 30 (1) 2005	September 30 2006	September 30 (1) 2005
Interest Income:
Loans, including past-due fees	$1,814,803	$1,616,937	$1,228,160	$5,044,362	$3,602,294
Securities available for sale	160,198	167,804	87,978	493,102	269,387
Other	90,070	112,416	88,477	303,346	221,102

Total interest income	2,065,071	1,897,157	1,404,615	5,840,810	4,092,783

Interest Expense:
Deposits	442,571	416,232	285,611	1,262,412	829,074
Senior and subordinated notes	96,300	84,707	98,309	275,361	317,382
Other borrowings	231,685	199,136	110,476	604,563	303,084

Total interest expense	770,556	700,075	494,396	2,142,336	1,449,540

Net interest income	1,294,515	1,197,082	910,219	3,698,474	2,643,243
Provision for loan losses	430,566	362,445	374,167	963,281	925,398

Net interest income after provision for loan losses	863,949	834,637	536,052	2,735,193	1,717,845

Non-Interest Income:
Servicing and securitizations	1,071,091	1,025,506	993,788	3,250,201	2,923,768
Service charges and other customer-related fees	459,125	413,398	355,871	1,308,254	1,117,467
Interchange	150,474	131,538	125,454	401,503	380,962
Other	80,695	139,471	119,503	369,591	270,394

Total non-interest income	1,761,385	1,709,913	1,594,616	5,329,549	4,692,591

Non-Interest Expense:
Salaries and associate benefits	554,504	536,465	414,348	1,607,113	1,289,950
Marketing	368,498	356,695	343,708	1,048,964	932,501
Communications and data processing	183,020	172,734	144,321	524,958	426,056
Supplies and equipment	111,625	113,028	86,866	322,837	256,973
Occupancy	49,710	52,753	39,426	151,840	97,536
Other	459,272	449,222	336,969	1,325,293	1,026,071

Total non-interest expense	1,726,629	1,680,897	1,365,638	4,981,005	4,029,087

Income before income taxes	898,705	863,653	765,030	3,083,737	2,381,349
Income taxes	310,866	311,066	273,881	1,059,972	852,520

Net income	$587,839	$552,587	$491,149	$2,023,765	$1,528,829

Basic earnings per share	$1.95	$1.84	$1.88	$6.73	$6.05

Diluted earnings per share	$1.89	$1.78	$1.81	$6.53	$5.82

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 9/30/06			Quarter Ended 6/30/06			Quarter Ended 9/30/05
Reported	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$62,428,789	$1,814,803	11.63%	$58,833,376	$1,616,937	10.99%	$38,555,575	$1,228,160	12.74%
Securities available for sale	14,587,307	160,198	4.39%	14,364,402	167,804	4.67%	9,535,858	87,978	3.69%
Other	4,281,276	90,070	8.42%	5,827,923	112,416	7.72%	5,361,490	88,477	6.60%

Total earning assets	$81,297,372	$2,065,071	10.16%	$79,025,701	$1,897,157	9.60%	$53,452,923	$1,404,615	10.51%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$619,460	$4,816	3.11%	$597,406	$4,052	2.71%	$—	$—	—
Money market deposit accounts	11,237,206	103,073	3.67%	11,093,056	89,076	3.21%	3,592,402	30,180	3.36%
Savings accounts	3,911,765	28,604	2.92%	3,919,465	26,237	2.68%	—	—	—
Other Consumer Time Deposits	14,325,784	153,881	4.30%	13,980,892	145,401	4.16%	10,415,635	109,658	4.21%
Public Fund CD’s of $100,000 or more	1,022,465	13,046	5.10%	971,511	11,332	4.67%	97,728	802	3.28%
CD’s of $100,000 or more	8,302,487	95,229	4.59%	8,878,461	100,094	4.51%	9,977,047	111,876	4.49%
Foreign time deposits	3,564,708	43,922	4.93%	3,355,924	40,040	4.77%	2,535,660	33,095	5.22%

Total Interest-bearing deposits	$42,983,875	$442,571	4.12%	$42,796,715	$416,232	3.89%	$26,618,472	$285,611	4.29%
Senior and subordinated notes	6,544,768	96,300	5.89%	5,576,041	84,707	6.08%	6,683,533	98,309	5.88%
Other borrowings	18,010,737	231,685	5.15%	16,928,273	199,136	4.71%	10,698,216	110,476	4.13%

Total interest-bearing liabilities	$67,539,380	$770,556	4.56%	$65,301,029	$700,075	4.29%	$44,000,221	$494,396	4.49%

Net interest spread			5.60%			5.31%			6.02%

Interest income to average earning assets			10.16%			9.60%			10.51%
Interest expense to average earning assets			3.79%			3.54%			3.70%

Net interest margin			6.37%			6.06%			6.81%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 9/30/06			Quarter Ended 6/30/06			Quarter Ended 9/30/05
Managed (1)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$110,512,266	$3,401,130	12.31%	$106,089,894	$3,195,827	12.05%	$83,827,465	$2,784,301	13.29%
Securities available for sale	14,587,307	160,198	4.39%	14,364,402	167,804	4.67%	9,535,858	87,978	3.69%
Other	2,501,876	34,546	5.52%	3,612,502	50,780	5.62%	3,333,021	35,496	4.26%

Total earning assets	$127,601,449	$3,595,874	11.27%	$124,066,798	$3,414,411	11.01%	$96,696,344	$2,907,775	12.03%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$619,460	$4,816	3.11%	$597,406	$4,052	2.71%	$—	$—
Money market deposit accounts	11,237,206	103,073	3.67%	11,093,056	89,076	3.21%	3,592,402	30,180	3.36%
Savings accounts	3,911,765	28,604	2.92%	3,919,465	26,237	2.68%	—	—	—
Other Consumer Time Deposits	14,325,784	153,881	4.30%	13,980,892	145,401	4.16%	10,415,320	109,658	4.21%
Public Fund CD’s of $100,000 or more	1,022,465	13,046	5.10%	971,511	11,332	4.67%	97,728	802	3.28%
CD’s of $100,000 or more	8,302,487	95,229	4.59%	8,878,461	100,094	4.51%	9,977,047	111,876	4.49%
Foreign time deposits	3,564,708	43,922	4.93%	3,355,924	40,040	4.77%	2,535,975	33,095	5.22%

Total Interest-bearing deposits	$42,983,875	$442,571	4.12%	$42,796,715	$416,232	3.89%	$26,618,472	$285,611	4.29%
Senior and subordinated notes	6,544,768	96,300	5.89%	5,576,041	84,707	6.08%	6,683,533	98,309	5.88%
Other borrowings	18,010,737	231,672	5.15%	16,928,273	199,136	4.71%	10,698,216	110,476	4.13%
Securitization liability	47,648,021	607,510	5.10%	46,827,712	573,507	4.90%	44,814,893	482,184	4.30%

Total interest-bearing liabilities	$115,187,401	$1,378,053	4.79%	$112,128,741	$1,273,582	4.54%	$88,815,114	$976,580	4.40%

Net interest spread			6.49%			6.47%			7.63%

Interest income to average earning assets			11.27%			11.01%			12.03%
Interest expense to average earning assets			4.32%			4.11%			4.04%

Net interest margin			6.95%			6.90%			7.99%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

1680 Capital One Drive, McLean, VA 22102-3491

News Release

FOR IMMEDIATE RELEASE: October 18, 2006

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead Julie Rakes
	703-720-2455	703-720-2352 804-284-5800

Capital One Reports Third Quarter Earnings

EPS increased four percent over third quarter 2005

McLean, Va. (October 18, 2006) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the third quarter of 2006 were $587.8 million, or $1.89 per share (diluted), compared with $491.1 million, or $1.81 per share (diluted), for the third quarter of 2005, and $552.6 million, or $1.78 per share (diluted), for the second quarter of 2006.

“Capital One delivered solid profit and loan growth in the third quarter, reflecting strong performance across our business segments, a continuing favorable credit environment, and expected seasonal patterns,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We continue to execute on our strategy of bringing together national scale lending and local banking businesses, and we look forward to continuing to drive our strategy with the acquisition of North Fork.”

As previously announced, Capital One and North Fork expect the acquisition of North Fork by Capital One will close in the fourth quarter of 2006, pending the receipt of approval of the merger by the Federal Reserve Board, and the expiration of all regulatory waiting periods. Capital One and North Fork have not yet set a definitive election deadline by which North Fork stockholders can elect whether they would prefer to receive cash or Capital One common stock in the merger. The election deadline, which is expected to be approximately five business days prior to the expected closing date, will be announced at least five business days in advance of the deadline.

“We expect full year earnings per share (diluted) for 2006 to be at the higher end of the $7.40 to $7.80 range,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “This includes an estimated 30 cent per share dilutive impact resulting from the expected fourth quarter close of the North Fork acquisition.”

Managed loans at September 30, 2006 were $112.2 billion, up $27.5 billion, or 32 percent, from September 30, 2005, including $16.3 billion of loans acquired with the acquisition of Hibernia in November 2005. Managed loans increased $3.8 billion, or four percent, from the previous quarter. The company experienced growth across all of its North American businesses,

- more -

Capital One Reports Third Quarter Earnings

most notably in its US Card segment. The company expects that managed loans will grow at a rate of between seven and nine percent during 2006, excluding the impacts of the North Fork acquisition.

The managed charge-off rate for the company decreased to 2.92 percent in the third quarter of 2006 from 4.14 percent in the third quarter of 2005 but rose from 2.75 percent in the previous quarter. The company increased its allowance for loan losses by $75 million in the third quarter of 2006, driven primarily by higher loan balances in the quarter. The managed delinquency rate (30+ days) decreased to 3.29 percent as of September 30, 2006 from 3.73 percent as of the end of September 30, 2005 but increased from 3.05 percent as of June 30, 2006.

Third quarter marketing expenses increased $24.8 million to $368.5 million from $343.7 million in the third quarter of 2005, and increased $11.8 million from the second quarter of 2006 expense of $356.7 million. Annualized operating expenses as a percentage of average managed loans increased to 4.92 percent in the third quarter of 2006 from 4.88 percent in the third quarter of 2005 but decreased from 4.99 percent in the previous quarter. This quarter’s results also include resolution of certain IRS tax issues resulting in an $18.7 million reduction of tax expense.

Capital One’s managed revenue margin decreased to 10.95 percent in the third quarter of 2006 from 12.54 percent in the third quarter of 2005, primarily due to the addition of Hibernia’s loan portfolio. The company’s managed revenue margin rose 18 basis points from 10.77 percent in the second quarter of 2006. The company continues to expect stability in its annual return on managed assets, as lower revenue margins on higher credit quality loans are offset by reductions in provision and also by reductions in operating and marketing expenses as a percent of assets.

Segment results

The US Card segment’s net income in the third quarter of 2006 was $461.6 million, compared with $481.8 million in the third quarter of 2005, and $421.8 million in the second quarter of 2006. Overall performance in the segment continues to be driven by strong credit and solid loan growth. Managed loans at September 30, 2006 were $51.1 billion, up $4.8 billion or 10.4 percent, from September 30, 2005, and up $2.4 billion, or 4.9 percent from the prior quarter. The managed charge-off rate decreased to 3.39 percent in the third quarter of 2006 from 4.69 percent in the third quarter of 2005 but increased from 3.29 percent in the previous quarter. The company now expects credit card charge-offs to return to more normal levels in 2007 following the impacts of last year’s bankruptcy legislation.

Capital One Reports Third Quarter Earnings

Results in the Auto Finance segment this quarter reflect continued growth in originations and seasonal impacts in credit. Net income in the third quarter of 2006 was $35.3 million, compared with a net loss of $7.7 million in the third quarter of 2005, and net income of $95.1 million in the second quarter of 2006. Managed loans at September 30, 2006 were $21.2 billion, up $5.4 billion, or 34.5 percent, from September 30, 2005, and up $.6 billion, or 2.9 percent from the prior quarter. The managed charge-off rate decreased to 2.34 percent in the third quarter of 2006 from 2.54 percent in the third quarter of 2005 but increased from 1.54 percent in the previous quarter.

Results in the Global Financial Services segment continue to reflect strong performance in its North American businesses offset by ongoing challenges in the UK. Net income in the third quarter of 2006 was $107.2 million, compared with $81.9 million in the third quarter of 2005, and $51.2 million in the second quarter of 2006. Managed loans at September 30, 2006 were $26.6 billion, up $3.9 billion, or 16.9 percent, from the prior year’s third quarter, and up $.7 billion, or 2.7 percent, from the second quarter of 2006. The managed charge-off rate decreased to 3.70 percent in the third quarter of 2006 from 4.09 percent in the third quarter of 2005 and from 3.90 percent in the previous quarter.

The Banking segment delivered stable performance, with net income in the third quarter of 2006 of $46.2 million, up $2.9 million, or 6.8 percent, from the second quarter of 2006. Total deposits at the end of the quarter were $35.7 billion, relatively flat with $35.3 billion at the end of the second quarter of 2006. The company opened nine new branches in the quarter, bringing the year-to-date total to 19 new branches. The company is in various stages of construction on 23 additional de novo branches targeted to open in 2006, although some of these openings might spill over into early 2007. Integration continued to progress smoothly during the quarter with the conversion of the Banking segment’s core processing platform, among other systems and processes. The company is on track to complete Hibernia-related integration projects in early 2007.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Capital One Reports Third Quarter Earnings

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated October 18, 2006 for third quarter earnings, return on assets, loan growth rates, operating costs, charge-off rates, branch growth, integration costs and synergies, and the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, and the company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the ability to obtain regulatory approvals of the proposed acquisition of North Fork on the proposed terms and schedule; the exact timing of the close of the North Fork transaction and the magnitude of market-driven purchase accounting adjustments related to the close; the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the success of the company’s marketing efforts; general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, and charge-offs and deposit activity; the long-term impact of the 2005 Gulf Coast hurricanes on the impacted regions; and the company’s ability to execute on its strategic and operational plans. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2005.

Additional Information About the Capital One – North Fork Transaction

In connection with the proposed merger of Capital One and North Fork Bancorporation, Inc., Capital One filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that included a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 14, 2006. Investors and security holders are urged to read the definitive joint proxy statement/prospectus regarding the proposed merger because it contains important information. You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed by Capital One and North Fork with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the heading “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing North Fork’s website at www.northforkbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Capital One Reports Third Quarter Earnings

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 342 locations in Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Capital One, N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $48.2 billion in deposits and $112.2 billion in managed loans outstanding as of September 30, 2006. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Third quarter 2006 financial results, SEC Filings, and third quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.